Exhibit 23

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

The Rowe Companies

McLean, Virginia

We hereby consent to the incorporation by reference of our reports dated January 8, 2003 relating to the consolidated financial statements and schedule of The Rowe Companies appearing in the Company’s Annual Report on Form 10-K for the year ended December 1, 2002 into the Company’s previously filed registration statements file numbers 2-94943, 33-90486, 33-77766, 33-77768 and 333-82571.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

High Point, North Carolina

February 25, 2003